Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
            Specialty Chemical Company's average sales per ship day)

               ASCC Average Net Sales per Ship Day ($, Thousands)

                                2000        2001        2002       2003
                               -----       -----       -----      -----

              January          4,245       3,711       3,656      3,904
              February         4,282       4,070       4,421      4,724
              March            4,314       4,014       4,277      4,674
              April            4,760       4,257       4,409      4,906
              May              4,255       3,988       4,414      4,783
              June             4,328       4,739       4,794      4,992
              July             4,274       4,352       4,214      4,546
              August           4,095       4,018       4,429
              September        4,447       4,644       4,749
              October          4,134       4,187       4,425
              November         4,355       4,419       4,872
              December         4,292       4,200       4,433


                          ASCC Durable Manufacturing Index (%)

                                2000        2001        2002       2003
                               -----       -----        ----       ----

              January            100       101.6        93.6       95.9
              February         100.9       100.5        93.8       95.3
              March            101.9       100.5        93.8       94.5
              April              103        99.3        94.5       93.8
              May              104.2        98.2        95.2       94.2
              June             104.7        96.9        95.8       94.8
              July             104.9        96.8        96.2       95.8
              August           104.3        95.7        96.7
              September        105.1        94.4          96
              October          104.6        93.3        95.5
              November         103.9        93.2        96.2
              December         102.9        92.9        94.5